RENDERING OF SERVICES AGREEMENT

FUSION NETWORKS, INC., a Delaware corporation, domiciled at Miami, State of Florida, United States of America, herein represented by Mr. ENRIQUE BAHAMON, of legal age, domiciled at Miami, State of Florida, United States of America, identified as shown below of his signature, hereafter referred to as "FUSION" and Mr. HERNANDO BAHAMON, of legal age, domiciled at Santafe de Bogota, D.C., Colombia, identified as shown below of his signature, acting in his own name, hereafter referred to as the "CONTRACTOR", by means of this instrument agree to celebrate a rendering of services agreement.

                                1. CONSIDERATIONS

1.1. Whereas FUSION is a corporation engaged in the rendering of services and information in the World Wide Web of the INTERNET.

1.2. Whereas the CONTRACTOR counts with considerable knowledge and experience in the activities performed by FUSION, and it is therefore convenient to hire his services in order to develop an Internet doorway for FUSION.

Know, therefore and considering the above, the parties agree as follows:

                                  2. PROVISIONS

2.1. Rendering of Services: The CONTRACTOR agrees to perform the following services to FUSION:

2.1.1. Design, develop and perform all acts and contracts related to the activities to afford the implementing of a doorway for FUSION.

2.1.2. In general, develop all necessary inherent activities for the rendering of services contracted by the corporation in Colombia.

2.2. Cost of the services: According to the services rendered under this agreement, FUSION will pay the CONTRACTOR a monthly amount of FIFTEEN THOUSAND DOLARS (US$15,000.00) OF THE UNITED STATES OF AMERICA, which will be paid in a semi-monthly basis.

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2.3. Confidentiality of the information:  Each of the parties will notice to the other if the supplied proprietary information is privileged and therefore confidential. Each party agrees to maintain confidential said proprietary information and not to disclose such information to clients or third parties without the previous written consent of the party supplying the information.

2.4. Duration and termination: This agreement will be in force for six (6) months counted as from the first (1) day of July of the year one thousand nine hundred and ninety nine (1999), and will thereafter be automatically renewed for monthly periods, unless any of the parties notices the other regarding its intention to not renew or terminate the agreement at any moment, by means of a written notice sent with at least fifteen days in advance to the effective termination date.

2.5. Arbitration: The differences of the parties related with the rights and obligations arising out from this agreement, in relation with its execution and performance, and that are not amicably resolved, will be submitted to an Arbitration Court constituted by one (1) arbitrator appointed by the mutual consent of the parties and will be subject to the provisions found under Decree 2279 of 1989, Law 25 of 1991, Decree 2651 of 1991 and Law 446 of 1998, or to the
provisions in effect or in force that may substitute or add them, according to the following rules: the Arbitration Court will abide to the provisions of the Colombian Commercial Code and its decision will be in law and will operate at the city of Santafe de Bogota, D.C., eat the Mercantile Arbitration and Conciliation Center of the Chamber of Commerce of this city.

2.6. Relation of the parties: The parties agree and accept that this agreement will not constitute a labor agreement, in as much CONTRACTOR will render its services according to its experience and knowledge, without no subordination whatsoever with FUSION.

2.7. Applicable law: This agreement will be governed, construed and interpreted according to the laws of the Republic of Colombia.

In witness thereof, both parties execute this agreement at the city of Santafe de Bogota, D.C., this first (1) day of July 1999.

FUSION,                      CONTRACTOR,

________________________     _______________________
FUSION NETWORKS, INC.        HERNANDO BAHAMON
ENRIQUE BAHAMON              C.C. XX.XXX.XXX DE BOGOTA
ID